Exhibit 99.B(e)(1)(i)

AMENDED SCHEDULE A

with respect to the

DISTRIBUTION AGREEMENT

between

ING VARIABLE INSURANCE TRUST

and

ING FUNDS DISTRIBUTOR, LLC

Fund

ING GET U.S. Core Portfolio — Series 5

ING GET U.S. Core Portfolio — Series 6

ING GET U.S. Core Portfolio — Series 7

ING GET U.S. Core Portfolio — Series 8

ING GET U.S. Core Portfolio — Series 9

ING GET U.S. Core Portfolio — Series 10

ING GET U.S. Core Portfolio — Series 11

ING GET U.S. Core Portfolio — Series 12

ING GET U.S. Core Portfolio — Series 13

ING GET U.S. Core Portfolio — Series 14